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                                  EXHIBIT 10.5







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                                 AMENDMENT NO. 2
                                       TO
                              EMPLOYMENT AGREEMENT


         THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (this "Amendment") is made and entered into as of December 3, 1998, by and between MARCUM NATURAL GAS SERVICES, INC., a Delaware corporation (the "Corporation"), and W. PHILLIP MARCUM ("Officer").

                                    RECITALS

         WHEREAS, the Corporation and Officer have previously entered into that certain Employment Agreement, dated as of June 11, 1991, and amended as of July 14, 1997 (as so amended and as the same may hereafter be amended or otherwise modified from time to time, the "Employment Agreement"); and

         WHEREAS, the Corporation and Officer now desire to amend the Employment Agreement in order to extend the period of Officer's employment with the Corporation; and

         WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is desirable and in the best interests of the Corporation and its stockholders to (1) assure that the Corporation will have the continued dedication of Officer, notwithstanding the possibility, threat or occurrence of a change in control of the Corporation, (2) diminish the inevitable distraction of the Officer by virtue of the personal uncertainties and risks created by a pending or threatened change in control and to encourage the Corporation's full attention and dedication to the Corporation currently and in the event of any threatened or pending change in control, and (3) provide Officer with compensation and benefits arrangements upon a change in control which ensure that the compensation and benefits expectations of Officer will be satisfied and which are competitive with those of other corporations;

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         SECTION 1. AMENDMENTS TO EMPLOYMENT AGREEMENT. Effective as of the date hereof, the Employment Agreement shall be amended as provided in this Section 1.

                  (a) AMENDMENT TO SECTION 2.1. Section 2.1 of the Employment Agreement is hereby amended to read in its entirety as follows:

                     "2.1 Basic Term. The term of Officer's employment under
                  this Agreement shall continue for a period of three years from December 3, 1998, unless terminated earlier pursuant to this
                  Section 2 (the "Employment Period");

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                  provided, however, that unless the Corporation or Officer
                  gives to the other written notice at least six months prior to the expiration of such three-year term of any successive one-year extension term as provided hereafter, the Employment Period shall be automatically extended for successive one-year terms, unless and until terminated pursuant to this Agreement."

                  (b) AMENDMENT TO SECTION 2.4. Section 2.4 of the Employment Agreement shall be amended to read in its entirety as follows:

                     "2.4 Termination Without Cause. If the Corporation shall
                  elect to terminate Officer's employment without "cause" prior to the expiration of the Employment Period (including prior to the expiration of any extension period), then:

                           (a) The Corporation shall provide to Officer a Notice
                  of Termination (as defined in Section 3.4.4) setting forth the reason for the termination of his employment, and Officer's employment shall be terminated as of the date Officer receives the Notice of Termination;

                           (b) The Corporation shall pay to Officer in a lump
                  sum in cash within 30 days after the Date of Termination (as defined in Section 3.4.4) the aggregate of the following amounts:

                                    (i) To the extent not theretofore paid,
                           Officer's base salary through the Date of Termination, at the rate in effect on the date the Notice of Termination was given, along with any earned but unpaid bonuses; and

                                    (ii) In the case of compensation previously
                           deferred by Officer, all amounts of such compensation previously deferred and not yet paid by the Corporation; and

                                    (iii) The greater of (A) one times Officer's
                           annual base salary at the rate in effect on the date the Notice of Termination was given, or (B) the aggregate amount of Officer's base salary, at the rate in effect on the date the Notice of Termination was given, that would be due through the end of the Employment Period if the Notice of Termination had not been given; and

                           (c) The Corporation shall, promptly upon submission
                  by Officer of supporting documentation, pay or reimburse to Officer all costs and expenses paid or incurred by Officer prior to the Date of Termination which would have been payable under Section 3.3.2; and

                           (d) Officer's right to participate in the Incentive
                  Compensation Fund, referred to in Section 3.2 hereof, shall immediately vest; and



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                           (e) For a period the longer of (i) one year from the
                  Date of Termination or (ii) the remainder of the Employment Period if Notice of Termination had not been given, Officer and his family shall be permitted to continue to participate in all life, accidental death, disability, medical, dental and other insurance plans of the Corporation. If, despite the provisions of this Section 2.1(a), benefits shall not be available under any of such plans because Officer is no longer an employee of the Corporation, the Corporation itself shall, to the extent necessary, pay or provide for payment of such benefits to Officer and/or Officer's family, in each case at the time such payments would be payable pursuant to the terms of such plans.

                  However, Officer shall not accrue any further benefits other than those required by law and will achieve vested status in any other benefits offered by the Corporation under this Agreement or any other benefit plan."

                  (c) AMENDMENT OF SECTION 2.7. Section 2.7 of the Employment Agreement shall be amended to read in its entirety as follows:

                     "2.7. Termination Upon Expiration of Employment Period. If
                  the Corporation shall elect to terminate Officer's employment hereunder upon the expiration of the Employment Period by giving timely Notice of Termination to Officer, then, as of the date of the expiration of the Employment Period ("Expiration Date"), Officer shall not accrue any further benefits other than those required by law and shall not achieve vested status in any other benefits offered by the Corporation under this Agreement or any other benefit plan, and the Corporation shall have no further obligation under this Agreement, except as follows:

                           (a) The Corporation shall pay to Officer in a lump
                  sum in cash within 30 days after the Expiration Date the aggregate of the following amounts:

                                    (i) to the extent not theretofore paid,
                           Officer's base salary through the Expiration Date at the rate then in effect, along with any earned but unpaid bonuses; and

                                    (ii) one times Officer's annual base salary
                           at the rate then in effect; and

                           (b) The Corporation shall, promptly upon submission
                  by Officer of supporting documentation, pay or reimburse to Officer all costs and expenses paid or incurred by Officer prior to the Expiration Date which are payable under Section 3.3.2; and

                           (c) For a period of one year from the Expiration
                  Date, Officer and his family shall be permitted to continue to participate in all life, accidental death, disability, medical, dental and other insurance plans of the Corporation If, despite



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                  the provisions of this Section 2.7(c), benefits shall not be available under any of such plans because Officer is no longer an employee of the Corporation, the Corporation itself shall, to the extent necessary, pay or provide for payment of such benefits to Officer and/or Officer's family, in each case at the time such payments would be payable pursuant to the terms of such plans.

                  The payments and benefits, if any, required to be made or provided to Officer by the Corporation pursuant to this
                  Section 2.7 shall be in full and complete in satisfaction of all obligations of the Corporation owed to Officer pursuant to this Agreement. After the Expiration Date, the Corporation shall have no further obligations to Officer under this Agreement except as expressly set forth herein."

                  (d) ADDITION OF SECTION 3.4. Following Section 3.3 of the Employment Agreement, a new Section 3.4 shall be added to read in its entirety as follows:


         "3.4 Compensation Upon Termination of Employment Following a Change in Control.

         3.4.1 Amount of Compensation. If, during the Employment Period and within three years of the date on which a "Change in Control" (as defined in Section 3.4.2) occurs, the Corporation shall terminate Officer's employment without "cause" (as defined in Section 2.2), or the employment of Officer shall be terminated by Officer for "Good Reason" (as defined in Section 3.4.3):

                   (a) The Corporation shall pay to Officer in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                           (i) To the extent not theretofore paid, Officer's
                  base salary through the Date of Termination at the rate in effect on the date the Notice of Termination was given along with any earned but unpaid bonuses; and

                           (ii) Two (2) times Officer's annual base salary at
                  the rate in effect on the date the Notice of Termination was given; and

                           (iii) In the case of compensation previously deferred
                  by Officer, all amounts of such compensation previously deferred and not yet paid by the Corporation; and

                   (b) The Corporation shall, promptly upon submission by Officer of supporting documentation, pay or reimburse to Officer all costs and expenses paid or incurred by Officer prior to the Date of Termination which would have been payable under Section 3.3.2 if Officer's employment had not terminated; and

                   (c) For a period of two years from the Date of Termination, Officer shall continue to be treated as a key employee for purposes of the employee benefit plans of the Corporation described in Section 3.3 and the Corporation shall


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                  continue to provide benefits to or for the benefit of Officer and/or Officer's family at least equal to those which would have been provided or accrued, as the case may be, in accordance with such plans if Officer's employment had not been terminated. If, despite the provisions of this Section 3.4.1(c), benefits shall not be available under any of the plans of the Corporation because Officer is no longer an employee of the Corporation, then the Corporation itself shall, to the extent necessary, pay or provide for payment of benefits to Officer and/or Officer's family, or where applicable, pay or provide to Officer and/or Officer's family the difference between the benefits payable pursuant to this
                  Section 3.4.1(b) and the benefits actually payable pursuant to the terms of such plans, in each case at the time such payments would be payable pursuant to the terms of such plans, programs and policies.


         3.4.2 Definition of Change in Control. For the purpose of this Agreement, a "Change in Control" shall be deemed to have occurred only if:

                  (a) Any person or group (as such terms are used in Sections 13
                  (d) (3) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 50% or more of the aggregate voting power of all classes of the Corporation's then outstanding voting securities entitled to vote generally in the election of directors of the Corporation; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Corporation or any subsidiary of the Corporation, or (iii) any acquisition by any employee benefit plan (or related trust) for employees or any subsidiary of the Corporation; or

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Corporation (the "Board" generally, and as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Corporation, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
                  Act) shall be, for purposes of this Agreement, considered as though such individual were a member of the Incumbent Board; or


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                  (c) Approval by the Corporation of a reorganization, merger, combination, or consolidation, in each case, unless, following such reorganization, merger, combination, or consolidation,
                  (i) more than 50% of, respectively, the then outstanding shares of common stock of the corporation or other entity resulting from such reorganization, merger, combination or consolidation and the aggregate voting power of the then outstanding voting securities of the resulting corporation or other entity entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and outstanding voting securities of the Corporation immediately prior to such reorganization, merger, combination, or consolidation, in substantially the same proportion as their ownership immediately prior to such reorganization, merger, combination, or consolidation, and
                  (ii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such reorganization, merger, combination or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, combination or consolidation; or

                  (d) Approval by the Corporation of the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation or other entity with respect to which following such sale or other disposition the conditions described in clauses (i) and (ii) of Section 3.4.2(c) are satisfied.

         3.4.3 Definition of Good Reason. For purposes of this Agreement, "Good Reason" means:

                  (a) (i) The assignment to Officer of any position, authority, duties or responsibilities inconsistent in any respect with Officer's position (including, without limitation, status, offices, title and reporting requirements), authority, duties or responsibilities, prior to the Change in Control, or (ii) any other action by the Corporation which results in a diminution in such position, authority, duties or responsibilities, other than an insubstantial and inadvertent action which is remedied by the Corporation promptly after receipt of notice thereof given by Officer;

                  (b) Any reduction in Officer's base salary or in the extent of Officer's entitlement to the employee benefits, expenses, fringe benefits or perquisites referred to in Section 3;

                  (c) The Corporation's requiring Officer to be based at an office location or to maintain his personal residence other than in the greater Denver, Colorado area;

                  (d) The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform this Agreement;


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                  (e) The imposition on Officer of business travel obligations substantially greater than his business travel obligations during the fiscal year prior to the Change in Control;

                  (f) Any purported termination by the Corporation of Officer's employment other than as expressly permitted by this Agreement; or

                  (g) Any other failure by the Corporation to comply with any provision of this Agreement, other than an insubstantial and inadvertent failure which is remedied by the Corporation promptly after receipt of notice thereof given by Officer.

         3.4.4 Termination of Employment.

                  (a) Notice of Termination. Any termination by the Corporation for any reason or by Officer for Good Reason, shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon,
                  (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Officer's employment under the provision so indicated, and
                  (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the Date of Termination.

                  (b) Date of Termination. "Date of Termination", as used in this Agreement, means the date Officer's employment with the Corporation is terminated.

         3.4.5 Supercedes Section 2. In the event of a Change in Control, the provisions of this Section 3.4 shall supercede any provisions of
         Section 2 that are inconsistent or in conflict with this Section 3.4."

         SECTION 5. EFFECT OF AMENDMENT. From and after the date hereof, the term "Employment Period" as used in the Employment Agreement shall be deemed to refer to the Employment Period as such term is defined in this Amendment. Except as and to the extent expressly modified by this Amendment, the Employment Agreement shall remain in full force and effect in all respects in accordance with its terms, and any reference to the Employment Agreement from and after the date hereof shall be deemed to be a reference to the Employment Agreement as modified by this Amendment.

         SECTION 6. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

         SECTION 7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.



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         IN WITNESS WHEREOF, this Amendment No. 2 to Employment Agreement has been duly executed and delivered by or on behalf of the undersigned as of the date first written above.


                                 CORPORATION:


                                 MARCUM NATURAL GAS SERVICES, INC.


                                 By:   /s/ A. Bradley Gabbard
                                    -------------------------------------------
                                    A. Bradley Gabbard, Executive Vice President


                                 OFFICER:


                                 By:   /s/ W. Phillip Marcum
                                    -------------------------------------------
                                     W. Phillip Marcum


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